UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
1580 Laskin Road, Virginia Beach, Virginia 23451
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (757) 422-4055
Former name or former address, if changed since last report N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On November 20, 2008, Stifel, Nicolaus & Company, Inc., St. Louis, Missouri (“Stifel”) filed suit against Gateway Financial Holdings, Inc., Virginia Beach, Virginia (the “Company”) in the United States District Court for the Southern District of New York. The complaint filed by Stifel alleges that the Company owes a fee of $2.2 million (plus related costs) to Stifel for investment banking services in connection with the Company’s offer and sale of 37,550 shares of its Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock for an aggregate consideration of $37.55 million (the “Series B Offering”). The Company denies that it owes any fee to Stifel in connection with the Series B Offering and will vigorously defend itself against such allegation.
About the Company
The Company is the holding company for Gateway Bank & Trust Co., a regional community bank with a total of thirty-seven full-service financial centers — twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk, Norfolk, and Charlottesville; and sixteen in North Carolina: Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, Wake Forest and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. Visit the Bank’s web site at www.gatewaybankandtrust.com.
The Common Stock of the Company is traded on the Nasdaq Global Select Market under the symbol GBTS.
Forward-Looking Statements
Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to the tax treatment of the loss on certain investments, the financial results, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, changes in legislation or regulation; general economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products, and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It
On November 3, 2008, Hampton Roads Bankshares, Inc. (“Hampton Roads Bankshares”) filed a registration statement on Form S-4, including a preliminary joint proxy statement/prospectus constituting a part thereof, with the Securities and Exchange Commission (the “SEC”) containing information about Hampton Roads Bankshares’ proposed merger with the Company. On November 21, 2008, Hampton Roads Bankshares filed the final joint proxy statement/prospectus on Form 424(b)(3) with the SEC. Shareholders of Hampton Roads Bankshares and the Company are urged to read the registration statement and final joint proxy statement/prospectus filed with the SEC, and any other relevant materials filed or that will be filed, as they become available, because they will contain important information about Hampton Roads Bankshares, the Company and the proposed merger. The final joint proxy statement/prospectus was first mailed to shareholders of Hampton Roads Bankshares and the Company on or about November 20, 2008. Investors and security holders of Hampton Roads Bankshares and the Company may obtain a free copy of the final joint proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. Free copies of the joint proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

Hampton Roads Bankshares, Inc.	Gateway Financial Holdings, Inc.
999 Waterside Drive, Suite 200	1580 Laskin Road
Norfolk, VA 23510	Virginia Beach, Virginia 23451
Attention: Jack W. Gibson	Attention: D. Ben Berry
Telephone Number: (757) 217-1000	Telephone Number: (757) 422-4055

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY FINANCIAL HOLDINGS, INC.

Date: November 26, 2008
	By:	/s/ Theodore L. Salter Theodore L. Salter
Senior Executive Vice President and
Chief Financial Officer